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AIM GLOBAL EQUITY FUND                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          9

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
72DD.        1  Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                $  2,636
             2  Dividends for a second class of open-end company shares (000's Omitted)
                Class B                $     68
                Class C                $     44
                Class R                $     12
                Class Y                $     14
                Institutional Class    $    495

73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
             1  Dividends from net investment income
                Class A                  0.1845
             2  Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                  0.0307
                Class C                  0.0307
                Class R                  0.1337
                Class Y                  0.1945
                Institutional Class      0.2631

74U.         1  Number of shares outstanding (000's Omitted)
                Class A                  14,341
             2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                Class B                   2,172
                Class C                   1,433
                Class R                      91
                Class Y                      69
                Institutional Class       1,845

74V.         1  Net asset value per share (to nearest cent)
                Class A                $   9.63
             2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                Class B                $   9.09
                Class C                $   9.08
                Class R                $   9.63
                Class Y                $   9.65
                Institutional Class    $   9.77
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